UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

GATX Corporation

(Exact Name of Registrant as Specified in Charter)

New York	1-2328	36-1124040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Adams Street

Chicago, Illinois 60606-5314

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (312) 621-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, GATX Corporation (“GATX”) announced changes in the roles of several of its officers.

Effective August 9, 2018, Robert C. Lyons, Executive Vice President and Chief Financial Offer of GATX, and Thomas A. Ellman, Executive Vice President and President, Rail North America, switched roles, with Mr. Lyons being appointed Executive Vice President and President, Rail North America, and Mr. Ellman being appointed Executive Vice President and Chief Financial Officer.

Mr. Lyons, age 54, had served as Executive Vice President and Chief Financial Officer since June 2012. Previously, Mr. Lyons served as Senior Vice President and Chief Financial Officer from 2007 to June 2012, Vice President and Chief Financial Officer from 2004 to 2007, Vice President, Investor Relations from 2000 to 2004, Project Manager, Corporate Finance from 1998 to 2000, and Director of Investor Relations from 1996 to 1998.

Mr. Ellman, age 50, had served as Executive Vice President and President, Rail North America since June 2013. Previously, Mr. Ellman served as Senior Vice President and Chief Commercial Officer from November 2011 to June 2013, Vice President and Chief Commercial Officer from 2006 to November 2011. Prior to re-joining GATX in 2006, Mr. Ellman served as Senior Vice President and Chief Risk Officer and Senior Vice President, Asset Management of GE Equipment Services, Railcar Services and held various positions at GATX in the GATX Rail Finance Group.

There are no related party transactions involving Mr. Ellman or Mr. Lyons that are reportable under Item 404(a) of Regulation S-K. Additionally, neither Mr. Ellman nor Mr. Lyons has any family relationships with any director or other executive officer of GATX.

To reward and retain these executives in their new roles, Messrs. Lyons and Ellman each received a grant of 4,710 restricted stock units having a grant date value equal to $400,000 pursuant to the form of Restricted Stock Unit Agreement attached hereto as Exhibit 10.1. These restricted stock units will vest 25% on the one year anniversary of the grant and 75% on the third anniversary of the grant, subject to continued employment with GATX. Each also entered into a Confidential Information, Non-Competition, and Non-Solicitation Agreement in the form attached hereto as Exhibit 10.2, pursuant to which he agreed that during employment and for a period equal to the shorter of (a) the 12-months immediately following the termination of his employment for any reason other than a termination by GATX without cause or by the executive for good reason, or (ii) until August 9, 2022 he would not compete with GATX or solicit customers or employees of GATX, in addition to covenanting not to use or disclose confidential information.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing these developments about Mr. Lyons and Mr. Ellman, as well as other leadership changes, is furnished as Exhibit 99.1 to this report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished pursuant to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

10.1	Form of Restricted Stock Unit Agreement for grants under the Amended and Restated 2012 Incentive Award Plan to Robert C. Lyons and Thomas A. Ellman. *

10.2	Form of Confidential Information, Non-Competition, and Non-Solicitation Agreement between the Corporation and Robert C. Lyons and Thomas A. Ellman. *

99.1	Press Release of GATX Corporation, dated August 10, 2018. **

(*)	Compensatory Plans or Arrangements
(**)	Furnished and Not Filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX Corporation

Date: August 10, 2018	/s/ Deborah A. Golden

Name: Deborah A. Golden Title: Executive Vice President, General Counsel and Corporate Secretary